UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2005, Cobra Electronics Corporation (the “Company”) entered into Amendment No. 6 (the “Amendment”) to the Loan and Security Agreement (as amended, the “Loan Agreement”), dated as of January 31, 2002, among the Company, LaSalle Bank National Association (the “Agent”) and the lenders (the “Lenders”) party thereto. The Amendment increases the capital expenditure limitation set forth in the Loan Agreement to $6,500,000 for the year ended December 31, 2005, amends the definition of “EBIT” to exclude the affect of certain items and extends the term of the Loan Agreement from January 31, 2006 to January 31, 2007.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Exhibits.

(c) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 6 to the Loan and Security Agreement dated as of January 31, 2002 among LaSalle Bank National Association, as a lender and as agent for the lenders, the lenders party thereto and Cobra Electronics Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

By:	/s/ Michael Smith
Name:	Michael Smith
Title:	Senior Vice President and
Chief Financial Officer

Date: November 21, 2005

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 6 to the Loan and Security Agreement Dated as of January 31, 2002 among LaSalle Bank National Association, as a lender and as agent for the lenders, the lenders party thereto and Cobra Electronics Corporation